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11-10-95-SEC NEWS DIGEST ISSUE NO. 95-194, DATED OCTOBER 6, 1995. ENFORCEMENT
PROCEEDINGS DISCLOSES, "COMMISSION SANCTIONS DICKINSON & CO. AND JOHN LAURIENTI FOR FAILURES TO SUPERVISE": THE COMMISSION ANNOUNCED TODAY THAT DICKINSON & CO. (DICKINSON), A BROKER-DEALER BASED IN DES MOINES, IOWA, AND THE FORMER BRANCH MANAGER OF ITS BOSTON BRANCH OFFICE. JOHN LAURIENTI (LAURIENTI), CONSENTED, WITHOUT ADMITTING OR DENYING, THE MATTERS SET FORTH
IN THE ORDER, TO A COMMISSION ORDER FINDING THAT THEY FAILED REASONABLY TO SUPERVISE A BROKER EMPLOYED IN DICKINSON'S BOSTON BRANCH OFFICE. DICKINSON
WAS CENSURED AND WAS ORDERED TO PAY A $50,000 CIVIL MONETARY PENALTY AND TO MAINTAIN CERTAIN SUPERVISORY POLICIES AND PROCEDURES. LAURIENTI WAS BARRED FROM ACTING IN A PROPRIETARY OR SUPERVISORY CAPACITY WITH ANY BROKER, DEALER, MUNICIPAL SECURITIES DEALER, INVESTMENT ADVISER OR INVESTMENT COMPANY, WITH A RIGHT TO REAPPLY AFTER TWO YEARS, AND WAS ORDERED TO PAY A $10,000 CIVIL MONETARY PENALTY. THE COMMISSION FOUND THAT DICKINSON AND LAURIENTI'S
FAILURES AROUSE FROM VIOLATIONS OF THE ANTIFRAUD PROVISIONS OF THE FEDERAL SECURITIES LAWS BY MARK J. HAMEL, A BROKER EMPLOYED IN DICKINSON'S BOSTON BRANCH OFFICE. DURING A THREE-MONTH PERIOD IN 1993, HAMEL SOLD MORE THAN 60,000 SHARES OF FAIRMONT RESOURCES INC., A CANADIAN PENNY STOCK, WITHOUT DISCLOSING TO HIS CUSTOMERS THAT HE WAS RECEIVING APPROXIMATELY $234,000 IN KICKBACKS FROM THE CONTROLLING SHAREHOLDERS/PROMOTERS OF FAIRMONT. REL. 34-36338 +7/26/96 SEC DOCKET VOL. 60 NO. 7, DATED OCTOBER 31, 1995, PAGE 1247,
DISCLOSES: THE SEC ORDER CENSURING RESPONDENT DICKINSON & CO. AND BARRING RESPONDENT JOHN LAURIENTI WAS ISSUED ON OCTOBER 5, 1995. REL. 36337

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ON DECEMBER 29, 1994, DISTRICT NO. 4 NOTIFIED DICKINSON & CO. AND JOHN
MICHAEL HERRMANN THAT THE LETTER OF ACCEPTANCE, WAIVER AND CONSENT NO. C04940032 WAS ACCEPTED; THEREFORE, RESPONDENTS MEMBER AND HERRMANN ARE CENSURED AND FINED $10,000, JOINTLY AND SEVERALLY: AND, RESPONDENT HERRMANN IS SUSPENDED FROM ASSOCIATION WITH ANY NASD MEMBER AS A GENERAL SECURITIES PRINCIPAL FOR 30 DAYS - (ARTICLE III, SECTIONS 1 AND 35 OF THE RULES OF FAIR PRACTICE - RESPONDENT MEMBER, ACTING THROUGH RESPONDENT HERRMANN, DISTRIBUTED TO BROKERS IN ONE OF ITS BRANCH OFFICES CERTAIN SALES SCRIPTS AND/OR
PERMITTED THE USE THEREOF, IN SALES PRESENTATIONS WHICH FAILED TO PROVIDE A SOUND BASIS FOR AN INVESTOR TO MAKE AN INFORMED INVESTMENT DECISION AS REQUIRED BY THE NASD'S RULES OF FAIR PRACTICE).

***$10,000.00 FULLY PAID J&S AS OF 09/13/95, INVOICE #95-04-08

ON DECEMBER 29, 1994 DISTRICT NO. 4 NOTIFIED DICKINSON & CO. AND GLENN SCOTT CUSHMAN THAT THE LETTER OF ACCEPTANCE, WAIVER AND CONSENT NO. C04940031 WAS ACCEPTED; THEREFORE, RESPONDENT MEMBER AND CUSHMAN ARE CENSURED AND FINED $80,000, JOINTLY AND SEVERALLY; AND, RESPONDENT CUSHMAN IS SUSPENDED FROM ASSOCIATION WITH ANY NASD MEMBER IN A PRINCIPAL CAPACITY FOR 15 DAYS - (ARTICLE III, SECTIONS 1 AND 27 OF THE RULES OF FAIR PRACTICE - RESPONDENT MEMBER, ACTING THROUGH RESPONDENT CUSHMAN, SOLD SECURITIES WHICH WERE NOT REGISTERED OR EXEMPT FROM REGISTRATION PURSUANT TO THE SECURITIES ACT OF 1933; MADE CERTAIN MISSTATEMENTS OR OMISSIONS OF MATERIAL FACT WHEN UTILIZING TWO SEPARATE PRIVATE PLACEMENT MEMORANDA; AND,

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RESPONDENT MEMBER FAILED TO ADEQUATELY AND PROPERLY SUPERVISE THE ACTIVITIES
OF RESPONDENT CUSHMAN.

U-6 ELECTRONICALLY ENTERED BY MA; TRANS #400022-24494
1. Action Codes: AAI
2. Action Date: 8/31/94
3. Proviso: Not Provided
4. Previously Reported: No

4a. Occurrence Number: Not Provided
5. Initiated by: MASSACHUSETTS SECURITIES DIVISION
6a. Docket/Case#: E-93-123
6b. Court Name/Location: Not Provided
7. Allegations: Not Provided
8. Results: Not Provided
9. Subject Wanted for Prosecution: No

10. Summary: ON AUGUST 31, 1994, THE MASSACHUSETTS SECURITIES DIVISION FILED AN ADMINISTRATIVE COMPLAINT AGAINST PATRICK COLLINS, JEFFREY J. FERNANDEZ JAMES D. GREEN, MARK J. HAMEL, JOHN W. LAURIENTI, BROCK A. MALKY, JOSEPH C. MURDOCH, MICHAEL J. MURPHY, ROBERT J. RAFFA, MICHAEL J. WINN, DICKINSON & CO. AND JOSEPHTHAL LYON & ROSS INC. ALLEGING VIOLATIONS OF MASS GEN. LAWS. CHAPTER 110A, SECTIONS 101, 201 AND 301. THE COMPLAINT ALLEGES THAT FOUR OF THE RESPONDENTS ENGAGED IN FRAUDULENT CONDUCT BY RECEIVING KICKBACKS OF CASH AND SECURITIES FOR OFFERING AND SELLING FAIRMONT RESOURCES INC., A CANADIAN PENNY STOCK. ALL OF THE RESPONDENTS ARE CHARGED WITH THE ILLEGAL OFFER AND SALE OF FAIRMONT A SECURITY THAT WAS NOT

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REGISTERED IN MASSACHUSETTS NOR EXEMPT FROM REGISTRATION. IN ADDITION, THE
COMPLAINT CONTAINS ALLEGATIONS THAT DICKINSON & CO AND JOHN LAURIENTI FAILED TO SUPERVISE THEIR AGENTS. THE DIVISION IS SEEKING REVOCATION OF THE LICENSES OF JEFFREY FERNANDEZ, MARK HAMEL, MICHAEL MURPHY, JOHN LAURIENTI AND ROBERT RAFFA, RESCISSION OFFERS BY DICKINSON AND JOSEPHTHAL, DISGORGEMENT OF ALL COMMISSIONS AND REMUNERATION RELATED TO FAIRMONT AND ADMINISTRATIVE FINES, AMONG OTHER PENALTIES. RESPONDENTS HAVE 21 DAYS TO FILE A RESPONSE TO THE COMPLAINT. CONTACT: TERRI TSAGARIS, ENFORCEMENT ATTORNEY/(617) 727-3548

U-6 ELECTRONICALLY ENTERED BY PA; TRANS #400019-23094
1. Action Codes: SCO
2. Action Date: 7/22/94
3. Proviso: Not Provided
4. Previously Reported: No
4a. Occurrence Number: Not Provided
5. Initiated by: PENNSYLVANIA SECURITIES COMMISSION
6a. Docket/Case#: 9407-02LC
6b. Court Name/Location: Not Provided
7. Allegations: VIOLATIONS OF SECTIONS 301(b) and 407(a) OF

THE PENNSYLVANIA SECURITIES ACT OF 1974.
8. Results: ORDER TO SHOW CAUSE ISSUED TO RESPONDENT

9. Subject Wanted for Prosecution: No
10. Summary: DICKINSON & CO. EMPLOYED IN UNREGISTERED AGENT, MICHAEL ANTHONY WYNN, WHO ON BEHALF OF DICKINSON & CO. OFFERED AND SOLD SECURITIES TO PENNSYLVANIA RESIDENTS. THE ORDER FURTHER ALLEGES THAT DICKINSON & CO. MADE A WILLFUL MISREPRESENTATION TO THE COMMISSION THAT WYNN HAD NOT OFFERED OR SOLD SECURITIES IN PENNSYLVANIA WHEN, IN FACT, HE HAD. CONTACT: LAURA PLUMLEY
(717) 783-5177

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U-6 ELECTRONICALLY ENTERED BY PA; TRANS #400014-19396 1. Action Codes: CEN 2.
Action Date: 6/27/96 3. Proviso: Not Provided 4. Previously Reported: Yes 4a. Occurrence Number: Not Provided 5. Initiated by: PENNSYLVANIA SECURITIES COMMISSION 6a. Docket/Case #: 9407-02LC 6b. Court Name/Location: Not Provided
7. Allegations: VIOLATIONS OF SECTIONS 801(b) AND 407(a) OF THE PENNSYLVANIA SECURITIES ACT. 8. Results: FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER WHICH ACCEPTED DICKINSON'S OFFER OF SETTLEMENT WAS ISSUED BY THE PENNSYLVANIA SECURITIES COMMISSION WHICH CENSURED THE COMPANY AND ORDERED THAT THEY SUBMIT A COMPLETE COPY OF ITS CURRENT SUPERVISORY PROCEDURES ALONG WITH AN OUTLINE
OF ALL STEPS DICKINSON HAS TAKEN TO IDENTIFY ITS SUPERVISORY PROBLEMS AND CORRECT THEM; PAY $7,500 IN AN ADMINISTRATIVE ASSESSMENT AND $1,248.16 IN
COSTS: PAY COMMISSIONS EARNED DURING THE PERIOD 3/91 THROUGH 2/93 TO A
CUSTOME WITHIN 90 DAYS FROM THE DATE OF THE ORDER. WITHIN 10 DAYS OF THE COMPLETION OF [C [CT[CHIS[C - REQUIREMENT, DICKINSON SHALL FILE A STATEMENT WITH THE COMMISSION THAT T[CHE[C COMMISSIONS HAVE BEEN REFUNDED[C.
9. Subject Wanted for Prosecution: No


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10. Summary: DICKINSON EMPLOYED AN UNREGISTERED AGENT AND MADE A FALSE OR
MISLEADING STATEMENT TO THE COMMISSION.

CONTACT: ARLINDA J. WILLIS (717) 783-5177

COMPLAINT NO. C06930056 FILED JANUARY 28, 1994 BY DISTRICT NO. 6 AGAINST RESPONDENTS DICKINSON & CO., GLENN SCOTT CUSHMAN, MICHAEL EVERETT NIXON, GEORGE HENRY MCCOMAS, BRADFORD JOHN TITUS, MARCIE ANNE MILNER, AND JAMES LEE VIGGERS ALLEGING VIOLATIONS OF ARTICLE III, SECTIONS 1, 2, 15, 18 AND 27 OF THE RULES OF FAIR PRACTICE IN THAT RESPONDENT MCCOMAS, BY MEANS OF MANIPULATIVE, DECEPTIVE OR OTHER FRAUDULENT DEVICES OR CONTRIVANCES, EFFECTED UNAUTHORIZED AND EXCESSIVE PURCHASES AND SALES OF SECURITIES AND OPTIONS IN THE ACCOUNTS OF PUBLIC CUSTOMERS WITHOUT HAVING REASONABLE GROUNDS FOR BELIEVING THAT SUCH TRANSACTIONS WERE SUITABLE FOR SUCH CUSTOMERS UPON THE BASIS OF FACTS, IF ANY, DISCLOSED BY SUCH CUSTOMERS AS TO THEIR OTHER SECURITY HOLDINGS AND AS TO THEIR FINANCIAL SITUATIONS AND NEEDS; FAILED TO RESPOND TO NASD REQUESTS FOR INFORMATION MADE PURSUANT TO ARTICLE IV, SECTION 5 OF THE RULES OF FAIR PRACTICE: AND, RESPONDENTS MEMBER, VIGGORS, NIXON, MILNER, TITUS AND CUSHMAN, FAILED TO ADEQUATELY SUPERVISE THE ACTIVITIES OF RESPONDENT MCCOMAS.

DECISION RENDERED JULY 13, 1995 WHEREIN RESPONDENTS MEMBER, MILNER AND TITUS ARE CENSURED, FINED $10,000, JOINTLY AND SEVERALLY AND ASSESSED HEARING COSTS OF $1,654, JOINTLY AND SEVERALLY. RESPONDENTS MILNER AND TITUS ARE SUSPENDED FROM ASSOCIATION WITH ANY NASD MEMBER IN ANY CAPACITY FOR 10